UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 27, 2024

SUPER MICRO COMPUTER, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33383	77-0353939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
980 Rock Avenue, San Jose, California 95131
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (408) 503-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SMCI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment Certain Officers; Compensatory Arrangements of Certain Officers

On December 2, 2024, Super Micro Computer, Inc. (the “Company”) announced that the Special Committee (the “Special Committee”) of the Board of Directors of the Company (the “Board”) had completed its investigation and made several recommendations to the Board, including that the Company recruit a new Chief Financial Officer and appoint a Chief Accounting Officer. Effective November 27, 2024, the Board has adopted all the Special Committee’s recommendations, including that it would commence a search for a new Chief Financial Officer immediately. The Company’s current Chief Financial Officer, David Weigand, will continue to serve in that position until his successor has been appointed.

The Company also announced that Kenneth Cheung has been appointed as the Company’s Senior Vice President, Chief Accounting Officer, effective as of November 27, 2024 and will serve as the Company’s principal accounting officer. Prior to Mr. Cheung’s appointment, Mr. Weigand served as both the Company’s principal financial officer and principal accounting officer.

Mr. Cheung, age 50, has served as Vice President, Corporate Controller since January 2018. Prior to his employment with the Company in September 2017, Mr. Cheung was the Assistant Corporate Controller at Lumentum Holdings Inc. from April 2015 until September 2017 and served as Corporate Controller at Pericom Semiconductor Corp, from June 2010 until March 2015. He started his career in public accounting with Ernst & Young and was with PricewaterhouseCoopers’ audit and assurance services practice until June 2010. Mr. Cheung holds a B.A. degree in Administrative and Commercial Studies from the University of Western Ontario and is a Certified Public Accountant in California (Inactive) and Chartered Professional Accountant in Canada.

Item 8.01	Other Events

As previously announced on August 30, 2024, the Board formed the Special Committee in response to information that was brought to the attention of the Audit Committee of the Board. On December 2, 2024, the Company issued a press release announcing the completion of the review by the Special Committee and its key findings and further announcing that the Board had adopted all the Special Committee’s recommendations. Among the findings by the Special Committee were:

•The evidence reviewed by the Special Committee does not give rise to any substantial concerns about the integrity of the Company’s senior management or Audit Committee, or their commitment to ensuring that the Company’s financial statements are materially accurate.

•With respect to the matters investigated by the Special Committee, the Audit Committee demonstrated appropriate independence and generally provided proper oversight over matters relating to financial reporting.

•With respect to the rehiring of former employees, the tone at the top of the Company is appropriate and fully consistent with a commitment to proper financial reporting and legal compliance.

•The Special Committee does not believe that the resignation of Ernst & Young LLP (“EY”), the Company’s former independent registered accountants, or the conclusions reached by EY (as described in EY’s letter of resignation dated October 24, 2024 and described in the Company’s Current Report on Form 8-K filed October 30, 2024) is supported by the facts uncovered by the Special Committee or the findings set forth in the Special Committee’s report.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The descriptions in this Current Report of the matters set forth in the press release are qualified in their entirety by reference to the press release.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated December 2, 2024

104	Cover Page Interactive Data File

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPER MICRO COMPUTER, INC.

Date: December 2, 2024	By:	/s/ Charles Liang
President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)